UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8‑K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)  July 15, 2019

Martin Marietta Materials, Inc.
(Exact Name of Registrant as Specified in Its Charter)

North Carolina	1-12744	56-1848578
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2710 Wycliff Road, Raleigh, North Carolina	27607
(Address of Principal Executive Offices)	(Zip Code)

(919) 781-4550
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value per share	MLM	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company  ◻

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ◻

Securities registered pursuant to Section 12(b) of the Act:

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 15, 2019, the board of directors (the “Board”) of Martin Marietta Materials, Inc. (the “Company”) increased the size of the Board from 9 directors to 10 directors and elected Thomas H. Pike to fill the newly-created directorship. Mr. Pike has been appointed to the Board’s Management Development and Compensation Committee.

Mr. Pike will receive the director fees and stock-based compensation for directors previously disclosed in the Company’s proxy statement for its 2019 Annual Meeting of Shareholders. Mr. Pike will stand for re-election at the Company’s 2020 Annual Meeting of Shareholders.

Mr. Pike, 59, has 30 years of experience spanning a variety of industries and leading companies. He was most recently CEO and a member of the Board of Directors of Quintiles Transnational Holdings, Inc. (“Quintiles”), a leading fully integrated biopharmaceutical services company offering clinical, commercial, consulting and capital solutions worldwide, before its merger with IMS Health (NYSE: IQV) in December 2016. Mr. Pike led Quintiles through a successful public offering and helped it grow into a Fortune 500 company. Under Mr. Pike’s leadership, Quintiles was named one of the world’s Most Ethical Companies in 2016. He retired on December 1, 2016 after Quintiles’ merger with IMS Health. Prior to Quintiles, Mr. Pike spent 22 years at Accenture (NYSE: ACN), a leading global professional services company, providing a broad range of services and solutions in strategy, consulting, digital, technology and operations, until December 2009. At Accenture, Mr. Pike’s roles included serving as Chief Risk Officer and Managing Director of the North America Health and Products business areas. Prior to that, he was the global Chief Operating Officer for Accenture’s Resources operating group and had also served as Accenture’s Chief Strategy Officer. Since leaving Accenture in December 2009 and until joining Quintiles in April 2012, Mr. Pike was involved with a number of start-ups in the technology and healthcare sectors. Early in his career, he was a consultant at McKinsey & Company.

Mr. Pike earned his bachelor of science in accounting at the University of Delaware.

There are no arrangements or understandings between Mr. Pike and any other persons pursuant to which he was selected as a director. Mr. Pike does not have a direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

A copy of the Company’s press release dated July 15, 2019 announcing the election of Mr. Pike to the Board is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

ITEM 9.01.  Financial Statements and Exhibits.

Exhibit Number	Description

99.1	Press Release dated July 15, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 15, 2019	MARTIN MARIETTA MATERIALS, INC.

	By:	/s/ Roselyn R. Bar
		Name:	Roselyn R. Bar
		Title:	Executive Vice President, General Counsel and Corporate Secretary